Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in the Form 8-K, the report dated March 17, 2014, relative to the financial statements of RAR Beauty, LLC as of December 31, 2013 and 2012 and for the years then ended.

/s/ Messineo & Co., CPAs, LLC
Messineo & Co., CPAs, LLC
Clearwater, Florida
May 16, 2014